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                                                                   EXHIBIT 23(D)



                            CONSENT OF ALSTON & BIRD

          We hereby consent to the filing of the form our opinion as Exhibit 8 to the Registration Statement on Form S-4 of SouthTrust Corporation relating to the issuance of shares of common stock in connection with the acquisition of Bankers First Corporation and to references to such opinion and our firm under the headings "SUMMARY -Certain Federal Income Tax Consequences," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS." By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                       /s/ ALSTON & BIRD
                                                   --------------------------
                                                           ALSTON & BIRD

Atlanta, Georgia
January 11, 1996